UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 10, 2010

INTERNATIONAL SPEEDWAY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Florida (State or Other Jurisdiction of Incorporation)	0-2384 (Commission File Number)	59-0709342 (IRS Employer Identification No.)

One Daytona Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)
(386) 254-2700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01	Regulation FD Disclosure
Section 8 — Other Items

Item 8.01	Other Items
International Speedway Corporation announced several significant changes to the schedule of NASCAR Sprint Cup Series races to be held at our facilities in 2011. NASCAR approved our request to realign a NASCAR Sprint Cup Series race from Auto Club Speedway to Kansas Speedway. Kansas Speedway will now hold two NASCAR Sprint Cup Series races, in June and October 2011. Auto Club Speedway will host one Sprint Cup Series event in late March. Phoenix International Raceway’s spring NASCAR Sprint Cup Series event, previously held in April, will now be the second NASCAR Sprint Cup Series race of the season, following the Daytona 500 in February. The Phoenix fall Sprint Cup weekend has not changed. Lastly, Chicagoland Speedway will now host the first race of the Chase for the NASCAR Sprint Cup in mid-September 2011, compared to its previous traditional date in early July. Other NASCAR Sprint Cup events on our schedule have either moved up or back one week for 2011, but these changes are much less significant than the four mentioned above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)
Date: August 12, 2010	By:	/s/ Brett M. Scharback
Brett M. Scharback
Vice President - Deputy General Counsel